EXHIBIT 21.1
                                  SUBSIDIARIES

The following is a list of subsidiaries of the Company as of March 17, 1996:


                                                                    PLACE OF
                                NAME                              ORGANIZATION
--------------------------------------------------------------------------------
Subsidiaries of Micro Warehouse, Inc. (Delaware)
     Micro Warehouse, Inc. of New Jersey.......................  United States
     Micro Warehouse, Inc. of Ohio.............................  United States
     Micro Warehouse Catalogues, Inc. of Connecticut...........  United States
     Micro Warehouse Canada Limited............................  Canada
     Micro Warehouse Denmark APS...............................  Denmark
     Micro Warehouse Finland OY................................  Finland
     Micro Warehouse International, Inc. ......................  United States
     Micro Warehouse Norway AS.................................  Norway
     Micro Warehouse Sweden AB.................................  Sweden
     Micro Warehouse AG........................................  Switzerland
     TD 2 S.A..................................................  France
     Innosoft S.A.R.L..........................................  France
     Kelar S.A.R.L.............................................  France
     Micro Warehouse Australia Pty. Ltd........................  Australia
     Benton Sistemas S.A. de C.V...............................  Mexico
     Inmac Inc.................................................  Canada
Subsidiaries of Micro Warehouse Finland Oy:
     Business Forum Oy.........................................  Finland
Subsidiaries of Micro Warehouse International, Inc.:
     Micro Warehouse (Deutschland) GmbH........................  Germany
     Micro Warehouse Holding B.V...............................  The Netherlands
     Micro Warehouse Japan KK..................................  Japan
Subsidiaries of Micro Warehouse Holding B.V.:
     Micro Warehouse B.V.......................................  The Netherlands
     Inmac AB..................................................  Sweden
     TD S.A....................................................  France
     Micro Warehouse Ltd.......................................  United Kingdom
     Micro Warehouse S.A.R.L...................................  France
Subsidiaries of Inmac AB:
     Micro Warehouse Sweden AB.................................  Sweden
     MacKatalogen AB...........................................  Sweden
Subsidiaries of Micro Warehouse Ltd:
     Technomatic Ltd...........................................  United Kingdom
     Inmac Ltd.................................................  United Kingdom
     Micro Warehouse (1996) Ltd................................  United Kingdom


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